Exhibit 99.1

(1)         Footnote 1 to the original Form 4 that was filed on November 21, 2018 is hereby deleted in its entirety and replaced with the following:

The aggregate 14,000,253 shares of common stock, par value $0.01 per share (the “Common Stock”) of Vistra Energy Corp. (the “Issuer”) sold in the reported transactions were held by (i) Leveragesource V S.a r.l. (“LS V S.à r.l.”); (ii) LSR Loan Funding LLC (“LSR LLC”); (iii) Leroy DH, L.P. (“Leroy DH”); (iv) AEH (CB), L.P. (“AEH (CB)”); (v) AEH (PEC), L.P. (“AEH (PEC)”); (vi) AP VII TXU (CS), L.P. (“AP VII TXU (CS)”); (vii) Apollo Credit Opportunity Trading Fund III (“Opportunity Trading Fund III”); (viii) Apollo Hercules Partners, L.P. (“Hercules LP”); (ix) Apollo Union Street Partners, L.P. (“Union Street LP”); (x) COF II (ST), LLC (“COF II (ST)”); and (xi) Stone Tower CDO II Ltd. (“ST CDO II”), and includes shares held by a trust of which AP VII TXU (UBS), L.P. (“AP VII TXU (UBS)”) is the sole beneficiary.

The shares reported as being sold in the reported transactions do not include an additional 2,999,747 shares of Common Stock that were sold in connection with the reported transactions at the same sales price of $23.00, for a total sale of 17,000,000 shares.  The additional aggregate 2,999,747 shares that were sold in connection with the reported transactions were held by: (a) SOMA Project Power Trust, for which Apollo Special Opportunities Managed Account Power Trust Management LLC (“SOMA Power Trust Management”) serves as portfolio manager; (b) AESI II Project Power Trust, for which AESI II Power Trust Management LLC (“AESI II Power Trust Management”) serves as portfolio manager; (c) AIE III Project Power Trust, for which AP Investment Europe III Power Trust Management LLC (“AP IE III Power Trust Management”) serves as portfolio manager; (d) Centre St Project Power Trust, for which Apollo Centre Street Partnership Power Trust Management LLC (“Centre St Power Trust Management”) serves as portfolio manager; (e) COF III Project Power Trust, for which Apollo Credit Opportunity Fund III AIV I Power Trust Management LLC (“COF III AIV I Power Trust Management”) serves as portfolio manager; (f) Lincoln Project Power Trust, for which Apollo Lincoln Private Credit Fund Power Trust Management LLC (“LPC Power Trust Management”) serves as portfolio manager; (g) SPN Project Power Trust, for which Apollo SPN Investments I Power Trust Management LLC (“SPN Power Trust Management”) serves as portfolio manager; and (h) Zeus Project Power Trust, for which Apollo Zeus Strategic Investments Power Trust Management LLC (“Zeus Power Trust Management”) serves as portfolio manager.

The entities that are filing this Form 4, as described herein, are collectively referred to herein as the “Reporting Persons.”

(2)         The first two paragraphs of Footnote 2 to the original Form 4 that was filed on November 21, 2018 are hereby deleted in their entirety and replaced with the following:

The shares of Common Stock of the Issuer reported as beneficially owned following the reported transactions represents the aggregate number of shares held of record by: (i) LS V S.à r.l.; (ii) LSR LLC; (iii) Leroy DH (iv) Zeus Investments, L.P. (“Zeus LP”); (v) Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”); (vi) AEH (CB); (vii) AEH (PEC); (viii) AP VII TXU (CS); (ix) AESI (Holdings) II, L.P. (“AESI (Holdings) II”); (x) AP Investment Europe III, L.P. (“AP IE III”); (xi) Apollo Centre Street Partnership, L.P. (“Centre Street LP”); (xii) Opportunity Trading Fund III; (xiii) Hercules LP; (xiv) Apollo Lincoln Private Credit Fund, L.P. (“Lincoln Private Credit Fund”); (xv) Union Street LP; (xvi) COF II (ST); (xvii) Apollo SPN Investments I (Credit), LLC (“SPN Investments I (Credit)”); and (xviii) ST CDO II.  The shares of Common Stock reported as beneficially owned following the reported transactions also include shares held by a trust of which AP VII TXU (UBS) is the sole beneficiary.

The shares reported as beneficially owned following the reported transactions do not include an aggregate of 3,996,253 shares of Common Stock that are held by: (a) SOMA Project Power Trust, for which SOMA Power Trust Management serves as portfolio manager; (b) AESI II Project Power Trust, for which AESI II Power Trust Management serves as portfolio manager; (c) AIE III Project Power Trust, for which AP IE III Power Trust Management serves as portfolio manager; (d) Centre St Project Power Trust, for Centre St

Power Trust Management serves as portfolio manager; (e) COF III Project Power Trust, for which III AIV I Power Trust Management serves as portfolio manager; (f) Lincoln Project Power Trust, for which LPC Power Trust Management serves as portfolio manager; (g) SPN Project Power Trust, for which SPN Power Trust Management serves as portfolio manager; and (h) Zeus Project Power Trust, for which Zeus Power Trust Management serves as portfolio manager.